EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated January 18, 1999, accompanying the consolidated financial statements and the schedule of Plasma-Therm, Inc. and Subsidiary included in the Annual Report on Form 10-K of Plasma-Therm, Inc. and Subsidiary for the year ended November 30, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Plasma-Therm, Inc. and Subsidiary on Form S-3 (File No. 33-88836, effective February 1, 1995) and Form S-8s (File No. 33-29104, effective June 22, 1989, File 33-60375, effective June 14, 1995 and File 33-44405, effective January 16, 1998).


                                                              GRANT THORNTON LLP


Tampa, Florida
January 18, 1999